UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: November 22, 2016

(Date of earliest event reported)

BIOPHARMX CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-37411	59-3843182
(Commission File Number)	(IRS Employer Identification No.)

1098 Hamilton Court Menlo Park, California	94025
(Address of Principal Executive Offices)	(Zip Code)

(650) 889-5020

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                        Entry Into a Material Definitive Agreement

On November 22, 2016, BioPharmX Corporation (the “Company”) entered into an underwriting agreement (the “Agreement”) with Roth Capital Partners, LLC (“Roth Capital”), as representative (the “Representative”) of the several underwriters identified therein (collectively, the “Underwriters”), pursuant to which the Company agreed to issue and sell to the Underwriters (i) an aggregate 31,489,429 Class A Units, each consisting of one share of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and one seven-year warrant to purchase 0.75 of a share of Common Stock (which equates to 75% warrant coverage) at an exercise price of $0.35 per share, at a public offering price of $0.35 per unit and (ii) 1,515 Class B Units, each consisting of one share of the Company’s Series A convertible preferred stock, par value $0.001 per share (the “Series A Preferred Stock”), with a stated value of $1,000 per share and convertible into shares of Common Stock at the public offering price of the Class A Units, together with the equivalent number of warrants (75% warrant coverage) as would have been issued in connection with a purchase of $1,000 of Class A Units based at the public offering price. Each share of Series A Preferred Stock is convertible into approximately 2,857 shares of Common Stock.

A total of 31,489,429 shares of common stock, 1,515 shares of Series A preferred stock convertible into 4,328,571 shares of common stock, and warrants to purchase 26,863,501 shares of common stock will be issued in the offering. The warrants have a beneficial ownership blocker of 4.99%, 9.99% or 19.99%, as per the election of each investor.  The Company will need to obtain stockholder approval of an amendment to its charter to increase the number of authorized shares of common stock before the warrants can become exercisable.  The warrants will become exercisable upon the later of the one year anniversary from issuance and following such stockholder approval. The foregoing description of the warrants is not complete and is qualified in its entirety by reference to the full text of the form of warrant, a copy of which is attached to this report as Exhibit 4.1. Gross proceeds are expected to be approximately $12.5 million (excluding any sale of shares pursuant the over-allotment option), before deducting underwriting discounts and commissions and estimated Offering expenses.

Under the terms of the Agreement, the Company also granted the Underwriters an option, exercisable in whole or in part at any time within 30 days of November 22, 2016, to purchase up to 4,723,414 additional shares of Common Stock and/or 3,542,560 additional Warrants to cover any over-allotments made by the Underwriter in the sale and distribution of the shares at the public offering price per share, less the underwriting discounts and commissions.

The Offering is being made pursuant to the Company’s registration statement on Form S-1 (File No. 333-214116), as amended, which became effective on November 21, 2016, and a related registration statement filed pursuant to Rule 462 promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The Offering is expected to close on or about November 28, 2016, subject to the satisfaction of customary closing conditions.

The Agreement contains customary representations, warranties, and covenants by the Company. It also provides for customary indemnification by each of the Company and the Underwriter, severally and not jointly, for losses or damages arising out of or in connection with the Offering, including for liabilities under the Securities Act, other obligations of the parties and termination provisions. In addition, pursuant to the terms of the Agreement, the Company and each of the Company’s directors and executive officers have entered into “lock-up” agreements with the Underwriter that generally prohibit the sale, transfer, or other disposition of securities of the Company for a period of at least 90 days following November 22, 2016 without the prior written consent of Roth Capital.

Pursuant to the Agreement, the Company also agreed to issue to Roth Capital a warrant (the “Representative’s Warrant”) to purchase up to an aggregate of 895,450 shares of Common Stock (2.5% of the shares of Common Stock sold, including the number of shares of Common Stock issuable upon conversion of shares of Series A Preferred Stock sold in the offering). The Representative’s Warrant is exercisable at $0.4375 per share and has a term of five years. Pursuant to FINRA rules, the Representative’s Warrant is subject to a 180-day lock-up pursuant to which the holder will not sell, transfer, assign, pledge, or hypothecate the Representative’s Warrant or the securities underlying the Representative’s Warrant, nor will it engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the Representative’s Warrant or the underlying securities for a period of 180 days from the date of the prospectus relating to the Offering.

A copy of the Agreement is attached as Exhibit 1.1 to this report and is incorporated herein by reference. The foregoing description of the material terms of the Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit. The provisions of the Agreement, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to such Agreement and are not intended as a document for investors or the public to obtain factual information about the current state of affairs of the parties to that document. Rather, investors and the public should look to other disclosures contained in the Company’s filings with the Securities and Exchange Commission.

Item 8.01.                                        Other Events

Press Release

On November 22, 2016, the Company issued a press release announcing that it had priced the Offering described above. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement, dated November 22, 2016, by and between BioPharmX Corporation and Roth Capital Partners, LLC, as representative of the several Underwriters.
4.1	Form of common stock warrant.
99.1	Press release dated November 22, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOPHARMX CORPORATION

Date: November 22, 2016	By:	/s/ ANJA KRAMMER
	Name:	Anja Krammer
	Title:	President

EXHIBIT INDEX

Exhibit No.	Description
1.1	Underwriting Agreement, dated November 22, 2016, by and between BioPharmX Corporation and Roth Capital Partners, LLC, as representative of the several Underwriters.
4.1	Form of common stock warrant.
99.1	Press release dated November 22, 2016.